UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2006

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5171 Clareton Drive Agoura Hills, California 91301		91301
(Address of principal executive offices)		(Zip Code)

(818) 706-3525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)                                            As announced under the heading “Restatement of 2003 Diluted Earnings Per Share” in the Company’s press release issued February 13, 2006, in connection with the preparation of its financial statements for fiscal year 2005, the Company determined there was an error in the method used to compute the weighting of warrants and options included in the diluted shares calculation for fiscal year 2003 and for the nine months ended September 30, 2003.  This results in a change in diluted earnings per share for those periods.  Consequently, on February 11, 2006, the Company made the determination that its financial statements for fiscal year 2003 and for the nine months ended September 30, 2003 should no longer be relied upon.  The Company previously reported fiscal year 2003 net income attributable to common stockholders per common share of $0.80 on 10,764,867 diluted shares outstanding.  The Company intends to restate in its Annual Report on Form 10-K for fiscal year 2005 its fiscal year 2003 financial statements for the sole purpose of correcting net income attributable to common stockholders per common share to $0.64 on 13,601,329 diluted shares outstanding.  Further, for the nine months ended September 30, 2003, diluted weighted average shares outstanding should have been 12,439,890 shares rather than 9,058,898 diluted shares, resulting in a change in reported earnings per share attributable to common stockholders to $0.43 from $0.59.  The incorrect calculation of diluted weighted average shares outstanding did not affect net income for 2003 or any other period; nor did it affect earnings per share reported for any other period in 2003 or any quarterly or annual period in 2004 or 2005.

The Company is in the process of assessing the impact of this error on management’s assessment of internal controls over financial reporting relating to current and prior periods.  In connection with its assessment as of December 31, 2004, management had previously concluded that the Company maintained effective internal control over financial reporting as of such date.

Management has discussed with the Audit Committee and the Company’s independent registered public accounting firm, the matters disclosed in this filing pursuant to Item 4.02(a).

The table below sets forth a comparative Statement of Operations for fiscal year 2003 and the nine months ended September 30, 2003 on an as reported and adjusted basis:

	For the Nine Months Ended September 30,		For the Twelve Months Ended December 31,
	As Reported 2003	As Adjusted 2003	As Reported 2003	As Adjusted 2003

Revenues:
Technology and film licensing	$30,310	$30,310	$42,229	$42,229
Product sales and other revenues	6,481	6,481	9,473	9,473
Total revenues	36,791	36,791	51,702	51,702
Cost of goods sold:
Technology and film licensing	3,179	3,179	4,281	4,281
Product sales and other revenues	4,913	4,913	6,751	6,751
Total cost of goods sold	8,092	8,092	11,032	11,032
Gross profit	28,699	28,699	40,670	40,670
Operating expenses:
Selling, general and administrative	14,948	14,948	20,473	20,473
Research and development	3,648	3,648	4,987	4,987
Total operating expenses	18,596	18,596	25,460	25,460
Income from operations	10,103	10,103	15,210	15,210
Interest income, net	139	139	271	271
Other expense, net	(142)	(142)	(214)	(214)
Income before provision for income taxes	10,100	10,100	15,267	15,267
Provision for income taxes	3,534	3,534	5,368	5,368
Net income	6,566	6,566	9,899	9,899
Accretion and accrued dividends on preferred stock	(1,234)	(1,234)	(1,234)	(1,234)
Net income attributable to common stockholders	$5,332	5,332	$8,665	8,665

Net income attributable to common stockholders per common share:
Basic	$0.74	$0.74	$0.95	$0.95
Diluted	$0.59	$0.43	$0.80	$0.64
Weighted average shares used to compute net income attributable to common stockholders per common share:
Basic	7,227,480	7,227,480	9,166,389	9,166,389
Diluted	9,058,898	12,439,890	10,764,867	13,601,329

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: February 16, 2006	/s/ Melvin Flanigan

Melvin Flanigan Executive Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)